Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350

     In connection with the Quarterly Report of National Dentex Corporation (the “Company”) on Form 10-Q/Afor the quarter ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard F. Becker, Jr., Chief Financial Officer, Vice President of Finance and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Richard F. Becker, Jr.

Richard F. Becker, Jr. Vice President, Treasurer and Chief Financial Officer May 24, 2005

24